Exhibit 1.1

VTTI ENERGY PARTNERS LP

[—] Common Units

Representing Limited Partner Interests

Form of

UNDERWRITING AGREEMENT

New York, New York

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

VTTI MLP Partners B.V., a company incorporated in the Netherlands (the “Selling Unitholder”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [—] common units (the “Firm Units”), each representing a limited partner interest (the “Common Units”) in VTTI Energy Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”). The Selling Unitholder also proposes to grant to the Underwriters an option to purchase up to [—] additional Common Units to cover overallotments, if any (the “Option Units” and, together with the Firm Units, the “Units”). Certain capitalized terms used herein are defined in Section 22 hereof.

It is understood and agreed to by all parties that the Partnership was formed at the direction of VTTI B.V., a company incorporated in the Netherlands (“VTTI”), to hold, at the closing of the offering contemplated by this Agreement, a 100% ownership interest in VTTI MLP Holdings Ltd, a company incorporated under the laws of the United Kingdom (“VTTI Holdings”), which will in turn own 37.5% of the economic interest in VTTI MLP B.V., a company incorporated in the Netherlands (“VTTI Operating”), and 51% of the voting shares of VTTI Operating as described below.

It is further understood and agreed to by all parties that as of the date hereof:

(a) VTTI directly owns all of the capital stock of the Selling Unitholder;

(b) The Selling Unitholder directly owns a 100% limited liability company interest in VTTI Energy Partners GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”);

(c) The Selling Unitholder and the General Partner directly own a 98.0% limited partner interest and a 2.0% general partner interest, respectively, in the Partnership;

(d) The Partnership directly owns all of the capital stock of VTTI Holdings;

(e) The Selling Unitholder directly owns all of the equity interests in VTTI Operating, including all of the shares of VTTI Operating that represent an economic interest in VTTI Operating (“Profit Shares”) and all of the shares of VTTI Operating with voting rights (“Voting Shares”);

(f) VTTI Operating directly owns 100% of the outstanding equity interests in each of VTTI Nederland B.V., VTTI Americas B.V., VTTI SE Asia B.V., Eurotank Belgium B.V. and Fosco Holding Ltd (collectively, the “Holding Companies”), which own 100% of the outstanding equity interests in each of Antwerp Terminal & Processing Company N.V., ATT Tanjung Bin Sdn. Bhd., ETT Jetty Operations B.V., ETT Pipeline Operations B.V., Eurotank Amsterdam B.V. and Seaport Canaveral Corp. and own 90% of the outstanding equity interests in each of Euro Tank Terminal B.V. and VTTI Fujairah Terminals Ltd (collectively, the “Operating Companies”);

(g) VTTI Operating, as borrower, has entered into a credit agreement with respect to a $680.0 million revolving credit facility, with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.V. trading as Rabobank International as agent, substantially in the form filed as an exhibit to the Registration Statement (the “VTTI Operating Credit Agreement”); and

(h) VTTI, as borrower, has entered into a credit agreement with respect to a $270.0 million [senior secured] revolving credit facility, with [—] as agent (the “VTTI B.V. Credit Agreement” and, together with the VTTI Operating Credit Agreement, the “VTTI Credit Agreements”).

Immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

(a) VTTI, the Selling Unitholder, the General Partner, the Partnership, VTTI Holdings and VTTI Operating will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement” and, together with any related bills of sales, conveyances and similar transfer documents necessary to effectuate the intent of the Contribution Agreement, the “Contribution Documents”) pursuant to which:

(i) The Selling Unitholder will contribute to the Partnership (A) 367,500 Profit Shares, representing 36.75% of the Profit Shares, and (B) 510 Voting Shares, representing 51% of the Voting Shares, in exchange for [—]

Common Units and [—] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units” and, together with such Common Units, the “Sponsor Units”), representing an aggregate [—]% limited partner interest in the Partnership;

(ii) The Selling Unitholder will contribute to the General Partner 7,500 Profit Shares, representing 0.75% of the Profit Shares;

(iii) The General Partner will contribute its 7,500 Profit Shares to the Partnership in exchange for [—] general partner units in the Partnership (the “General Partner Units”) representing a continuation of its 2.0% general partner interest in the Partnership;

(iv) The Partnership will issue to the General Partner the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)); and

(v) The Partnership will contribute its 375,000 Profit Shares and 510 Voting Shares (collectively, the “VTTI Operating MLP Shares”) to VTTI Holdings.

(b) The public offering of the Units contemplated hereby (the “Offering”) will be consummated;

(c) The Partnership will amend and restate its agreement of limited partnership, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “Partnership Agreement”);

(d) VTTI, the Selling Unitholder, VTTI Holdings, VTTI Operating, the General Partner, the Partnership and, solely for certain limited purposes, Vitol Holding B.V., a company incorporated in the Netherlands, and MISC Berhad, a company incorporated in Malaysia, will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”);

(e) The General Partner, the Partnership and VTTI Holdings will enter into an administrative services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Administrative Services Agreement”); and

(f) VTTI Holdings and VTTI Services Ltd, a company incorporated under the laws of the United Kingdom (“VTTI Services”) and a wholly-owned subsidiary of the Selling Unitholder, will enter into a secondment agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Secondment Agreement”).

The transactions contemplated in subsections (a) through (f) above (including the transactions to be consummated pursuant to the Contribution Documents) are collectively referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Documents, the Omnibus Agreement, the Administrative Services Agreement and the Secondment Agreement. VTTI, the Selling Unitholder, VTTI Holdings, VTTI Operating, the General Partner and the

Partnership are collectively referred to herein as the “VTTI Parties.” The General Partner, the Partnership, VTTI Holdings, VTTI Operating, the Holding Companies and the Operating Companies are collectively referred to herein as the “Partnership Entities” and, together with VTTI and the Selling Unitholder, the “VTTI Entities.” The “Organizational Documents” shall mean the articles of incorporation, articles of association, bylaws or other governing documents of the Partnership Entities, including the Partnership Agreement. The “Operative Agreements” shall mean the Organizational Documents and the Transaction Documents.

This is to confirm the agreement among the VTTI Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Selling Unitholder by the Underwriters.

1. Representations and Warranties.

(i) Each of the VTTI Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (File Number 333-196907) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, such Prospectus shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act, and no proceeding for that purpose has been initiated or, to the knowledge of any of the VTTI Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the VTTI Parties, threatened by the Commission.

(c) No Material Misstatements or Omissions in Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the VTTI Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) No Material Misstatements or Omissions in Disclosure Package. The most recent Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to Rule 430A Information permitted to be omitted from such Preliminary Prospectus. As of the Execution Time and as of the Closing Date and any settlement date, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the VTTI Parties make no representations or warranties as to the statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Projections. Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis, in the informed judgment of management of the Partnership, and in good faith.

(f) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(g) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission through the Execution Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(h) Testing-the-Waters Communications. The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(i) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package or the Prospectus; provided, however, that the VTTI Parties make no representations or warranties as to the statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by, or on behalf of, any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(j) Formation and Qualification. Each of the VTTI Entities has been duly formed, organized or incorporated and is validly existing as a limited partnership, limited liability company, corporation or private company with limited liability, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to transact business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, or (ii) the ability of the VTTI Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents (in either case of clause (i) or (ii), a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(k) Power and Authority of General Partner. The General Partner has, and on the Closing Date and each settlement date will have, all requisite power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus.

(l) Ownership of the Selling Unitholder. VTTI owns all of the issued and outstanding capital stock of the Selling Unitholder; all of the capital stock of the Selling Unitholder has been duly authorized and validly issued in accordance with the articles of association of the Selling Unitholder and is fully paid and nonassessable; and VTTI owns such capital stock free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (other than Liens created pursuant to the VTTI B.V. Credit Agreement).

(m) Ownership of the General Partner. The Selling Unitholder owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, all of the issued and outstanding limited liability company interests of the General Partner; the limited liability company interests of the General Partner have been duly authorized and validly issued in accordance with the amended and restated limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31 and 40 of the Republic of the Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”) and except as may otherwise be provided in the GP LLC Agreement); and the Selling Unitholder owns such limited liability company interests free and clear of all Liens except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to the VTTI B.V. Credit Agreement.

(n) Ownership of General Partner Interest. The General Partner is, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by the General Partner Units; such General Partner Units have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to the VTTI B.V. Credit Agreement.

(o) Ownership of the Sponsor Units and Incentive Distribution Rights. Assuming no purchase by the Underwriters of any Option Units, on the Closing Date and each settlement date, after giving effect to the Transactions, the Selling Unitholder will own the Sponsor Units and the General Partner will own 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and the Selling Unitholder will own the Sponsor Units, and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to the VTTI B.V. Credit Agreement.

(p) Ownership of VTTI Holdings. The Partnership owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, all of the issued and outstanding capital stock of VTTI Holdings; all of the capital stock of VTTI Holdings has been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the organizational documents of VTTI Holdings and is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens.

(q) Ownership of VTTI Operating. The Selling Unitholder owns 100% of the equity interests in VTTI Operating, and on the Closing Date and each settlement date, after giving effect to the Transactions, VTTI Holdings will own the VTTI Operating MLP Shares, and the Selling Unitholder will own (i) 625,000 Profit Shares, representing 62.5% of the Profit Shares, and (ii) 490 Voting Shares, representing 49.0% of the Voting Shares (collectively, the “VTTI Operating Selling Unitholder Shares” and, together with the VTTI Operating MLP Shares, the “VTTI Operating Shares”); such equity interests and VTTI Operating MLP Shares have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the articles of association of VTTI Operating and are fully paid and nonassessable; and the Selling Unitholder owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, VTTI Holdings and the Selling Unitholder will own, such equity interests and VTTI Operating Shares free and clear of all Liens.

(r) Ownership of the Holding Companies. VTTI Operating owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, 100% of the equity interests in each of the Holding Companies; such equity interests have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Organizational Documents of each of the Holding Companies and are fully paid and nonassessable; and VTTI Operating owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, such equity interests free and clear of all Liens.

(s) Ownership of the Operating Companies. The Holding Companies own, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, 100% of the outstanding equity interests in each of Antwerp Terminal &

Processing Company N.V., ATT Tanjung Bin Sdn. Bhd., ETT Jetty Operations B.V., ETT Pipeline Operations B.V., Eurotank Amsterdam B.V. and Seaport Canaveral Corp., and 90% of the outstanding equity interests in each of Euro Tank Terminal B.V. and VTTI Fujairah Terminals Ltd; such equity interests have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Organizational Documents of each of the Operating Companies and are fully paid and nonassessable; and the Holding Companies own, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, such equity interests free and clear of all Liens.

(t) Valid Issuance of the Units. The Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Selling Unitholder have been duly authorized by the Partnership and are validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act).

(u) Capitalization. At the Closing Date, after giving effect to the Transactions and the issuance of all of the Option Units, the issued and outstanding partnership interests of the Partnership will consist of [—] Common Units, [—] Subordinated Units, [—] General Partner Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”); and other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the LTIP, the Units will be the only limited partner interests in the Partnership issued and outstanding.

(v) No Other Subsidiaries. Other than (i) the General Partner’s ownership of the 2.0% general partner interest in the Partnership and (ii) on the Closing Date and each settlement date, after giving effect to the Transactions, (A) the General Partner’s ownership of the General Partner Units, (B) the Partnership’s ownership of a 100% equity interest in VTTI Holdings, (C) VTTI Holdings’ ownership of the VTTI Operating MLP Shares, (D) VTTI Operating’s ownership of a 100% equity interest in each of the Holding Companies and (E) the Holding Companies’ ownership of equity interests in each of the Operating Companies, none of the Partnership Entities own or will own, on the Closing Date and each settlement date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except as contained in Article IV of the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Entities.

(x) Authority and Authorization. Each of the VTTI Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue and deliver the Units, the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. The Selling Unitholder has all requisite corporate power and authority to sell and deliver the Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the VTTI Entities or any of their members, partners or stockholders, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, the execution and delivery by the VTTI Entities of the Operative Agreements to which they are a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(y) Authorization of This Agreement. This Agreement has been duly authorized, executed and delivered by each of the VTTI Parties.

(z) Enforceability of Operative Agreements. At or before the Closing Date and on each settlement date, each of the Operative Agreements will have been duly authorized, executed and delivered by the VTTI Entities party thereto and, assuming due authorization by the other parties thereto (other than a VTTI Entity), will constitute a valid and legally binding agreement of such VTTI Entities, enforceable against such parties in accordance with its terms; provided, that, with respect to each Operative Agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(aa) No Conflicts. None of (i) the issuance of the Units by the Partnership, (ii) the offering or sale of the Units by the Selling Unitholder, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the VTTI Entities that are parties hereto or thereto, as the case may be, or (iv) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents or other constituent document of any of the VTTI Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which any of the VTTI Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the VTTI Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the VTTI B.V. Credit Agreement) which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), or (D), would reasonably be expected to have a Material Adverse Effect.

(bb) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the VTTI Entities or any of their properties or assets is required in connection with the issuance of the Units by the Partnership, the offering or sale of the Units by the Selling Unitholder, the execution, delivery and performance of this Agreement by the VTTI Parties, the execution and delivery of the Operative Agreements by the VTTI Entities that are parties thereto, the performance by the VTTI Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iv) Consents that have been, or prior to the Closing Date will be, obtained and (v) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) No Defaults. None of the VTTI Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents or other constituent document of any of the VTTI Entities, (ii) the terms of any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the VTTI Entities is a party or by which any of them or any of their respective properties may be bound, or (iii) any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the VTTI Entities or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violations, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(dd) Conformity of Units to Description. The Units, the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) No Labor Dispute. No labor problem or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of any of the VTTI Parties, is threatened or imminent, and the VTTI Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, in each case that would reasonably be expected to have a Material Adverse Effect.

(ff) Financial Statements. The historical combined financial statements and schedules of the Holding Companies and Operating Companies, as the predecessor to the Partnership (collectively, the “Predecessor”), included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating information set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Prospectus Summary—Summary Historical Financial and Operating Data” and the selected historical financial and operating information set forth under the caption “Selected Historical Financial and Operating Data” in the Registration Statement, the Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived. The other financial information of the Predecessor and any Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Predecessor or the Partnership Entities, as applicable, and fairly presents in all material respects the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not so included as required; neither the Predecessor nor any of the Partnership Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(gg) Pro Forma Balance Sheet. The unaudited pro forma combined balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements and information included in the Registration Statement, the Disclosure

Package and the Prospectus. The unaudited pro forma combined balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(hh) Independent Registered Public Accounting Firm. Ernst & Young Accountants LLP, who have delivered reports with respect to certain audited financial statements of the Predecessor and of the Partnership, in each case included in the Registration Statement, the Disclosure Package and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Predecessor and the Partnership within the meaning of the Act and the Public Company Accounting Oversight Board.

(ii) Litigation. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the VTTI Entities or their property is pending or, to the knowledge of any of the VTTI Parties, threatened or contemplated, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or is required to be described in the Registration Statement, the Disclosure Package or the Prospectus but is not described as required.

(jj) Title to Properties. Following consummation of the Transactions and on the Closing Date and each settlement date, except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(i) the Partnership Entities will have (A) good and indefeasible title to all real property owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all Liens, except as are created or arise under the VTTI Credit Agreements or Liens that do not, individually or in the aggregate, materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future;

(ii) all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the Partnership Entities, will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the VTTI Parties has any notice of any claim that has been asserted by any person or entity adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession and use of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Rights of Way. On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) from any person or entity as are necessary to conduct the business of such Partnership Entity in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities will have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll) Possession of Licenses and Governmental Permits. On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will possess such permits, licenses, patents, certificates, approvals, consents and other authorizations issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus except for such Governmental Licenses, the failure of which to obtain or retain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(mm) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(nn) Insurance. On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all such policies of insurance will be in full force and effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any of the Partnership Entities under any existing policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Distribution Restrictions. On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(pp) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution, the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of any of the VTTI Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus or where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or similar law of any other relevant jurisdiction, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, or similar law of any other relevant jurisdiction (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities is a “potentially responsible party” under CERCLA or any other Environmental Laws relating to the remediation of Hazardous Materials, including, but not limited to, with respect to any of the properties being contributed to the Partnership Entities pursuant to the Transactions.

(qq) Effect of Environmental Laws. In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(rr) Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of each of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any VTTI Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any VTTI Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(tt) No Changes. Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement to such Prospectus) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(uu) Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Documents, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(vv) Description of Contracts; Filing of Exhibits. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Business—Environmental and Occupational Safety and Health Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations,” in each case to the extent that such statements constitute summaries of legal matters, summaries of provisions of the Operative Agreements or any other instruments or agreements, or summaries of legal proceedings are correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Act and (ii) any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the VTTI Entities is a party are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(ww) Sarbanes-Oxley Act of 2002. At the Effective Date, the Partnership and, to the knowledge of any of the VTTI Parties, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(xx) Investment Company. None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Selling Unitholder hereunder, none will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(yy) Passive Foreign Investment Company. The Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ending December 31, 2014, and based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership does not believe that it is likely to become a PFIC for any future taxable year.

(zz) Internal Controls. Each Partnership Entity maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal accounting controls of the Partnership Entities are effective and none of the Partnership Entities is aware of any material weakness in their internal accounting controls.

(aaa) Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(bbb) Market Stabilization. None of the VTTI Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ccc) No Personal Loans. The Partnership Entities have not since the date of the initial filing of the Registration Statement with the Commission extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(ddd) Foreign Corrupt Practices Act. No VTTI Entity nor, to the knowledge of any of the VTTI Parties, any director, officer, agent, employee or affiliate of any VTTI Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the VTTI Entities nor, to the knowledge of any of the VTTI Parties, any director, officer, agent, employee or affiliate of the VTTI Entities is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the FCPA or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the VTTI Entities.

(eee) Money Laundering Laws. The operations of each of the VTTI Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the VTTI Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the VTTI Parties, threatened.

(fff) Office of Foreign Assets Control. No VTTI Entity nor, to the knowledge of any of the VTTI Parties, any director, officer, agent, employee or affiliate of any of the VTTI Entities (i) is currently subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ggg) Dealings with Sanctioned Countries. No VTTI Entity nor, to the knowledge of any of the VTTI Parties, any director, officer, agent, employee or affiliate of any of the VTTI Entities is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of

Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, no VTTI Entity has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does any VTTI Entity have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(hhh) Lending Relationship. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no VTTI Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(iii) Private Placement. The issuance of the Sponsor Units to the Selling Unitholder and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the VTTI Entities has taken or will take any action that would cause the loss of such exemption.

(jjj) Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the VTTI Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kkk) No Distribution of Other Offering Materials. None of the VTTI Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and any other materials permitted by the Act, including Rule 134.

(lll) FINRA. To the knowledge of any of the VTTI Parties, there are no affiliations or associations between any member of FINRA and any of the Partnership Entities, any of the officers or directors of a Partnership Entity or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(mmm) No Debt Securities. The Partnership has no debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

(ii) The Selling Unitholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii).

(a) Valid Title. As of the Closing Date, the Selling Unitholder will have valid title to the Units, free and clear of all Liens, and will have the legal right and power to sell, transfer and deliver the Units or a valid security entitlement in respect of such Units, as the case may be.

(b) Delivery of Units. Upon payment of the purchase price for the Units, delivery (as defined in Section 8-301 of the New York Uniform Commercial Code (the “UCC”)) of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee, and the crediting of such Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Units), (i) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Units and will acquire its interest in the Units (including, without limitation, all rights that the Selling Unitholder had or has the power to transfer in such Units) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units and (iii) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (A) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, agreement of limited partnership and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and will have established a “securities account” for the Underwriters within the meaning of Section 8-501(a) of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c) Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (i) the delivery of the Units to be sold by the Selling Unitholder in the manner contemplated by this Agreement or (ii) the sale and delivery by the Underwriters of the Units as contemplated herein.

Any certificate signed by any officer of any of the VTTI Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a joint and several representation and warranty by each of the VTTI Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Selling Unitholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Unitholder, at a purchase price of $[—] per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Selling Unitholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [—] Option Units to cover overallotments, if any, at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per Option Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of Firm Units by the Underwriters. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Unitholder setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at [10:00] a.m., New York City time, on [—], 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Unitholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to [Citigroup Global Markets Inc.] for the respective accounts of the several Underwriters against payment by the several Underwriters through [Citigroup Global Markets Inc.] of the purchase price thereof to or upon the order of the Selling Unitholder by wire transfer payable in same-day funds to an account specified by the Selling Unitholder. Delivery of the Firm Units and the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Unitholder will deliver the Option Units (at the expense of the Selling Unitholder) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Unitholder by wire transfer payable in same-day funds to an account specified by the Selling Unitholder. If settlement for the Option Units occurs after the Closing Date, the Selling Unitholder will deliver to the Representatives on such settlement date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters, in forms reasonably satisfactory to the Representatives, delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.

5. Agreements. Each of the VTTI Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Selling Unitholder will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units. The Partnership will use its reasonable best efforts, in cooperation with the Representatives, to qualify the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The VTTI Parties will not, without the prior written consent of each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, offer,

pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the VTTI Parties or any officer or director of the VTTI Parties), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”). The restrictions contained in the preceding sentence shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units and other securities pursuant to the Contribution Agreement as described in the Registration Statement, the Disclosure Package and the Prospectus or (c) the issuance by the Partnership of equity awards pursuant to the LTIP, and the Partnership may file a registration statement on Form S-8 relating to the LTIP.

(h) Announcement of Waiver or Release. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Partnership or General Partner, as applicable, and provides the Partnership with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) Price Manipulation. The VTTI Parties will not, and will cause the VTTI Entities to not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(j) Expenses. The Selling Unitholder agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, if any, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $25,000 in legal fees of counsel to the Underwriters relating to such FINRA matters); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the accountants of the Predecessor and the Partnership and the fees and expenses of counsel (including local and special counsel) for the Partnership and the Selling Unitholder; and (x) all other costs and expenses incident to the performance by the VTTI Parties of their obligations hereunder.

(k) Free Writing Prospectuses. Each of the VTTI Parties agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the VTTI Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the VTTI Parties, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the VTTI Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the VTTI Parties agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) NYSE Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(m) Emerging Growth Company. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the Lock-Up Period.

(n) Written Testing-the-Waters Communications. The VTTI Parties shall not, and shall cause the VTTI Entities not to, engage in any Testing-the-Waters Communications. If it is determined that a Written Testing-the-Waters Communication has occurred and at any time following the distribution of any such Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Representatives so that the use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, at its own expense; and (iii) supply any amendment or supplement to the Representatives in such quantities as may reasonably be requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the VTTI Parties contained herein as of the Execution Time, the Closing Date and any settlement date, to the accuracy of the statements of the VTTI Parties made in any certificates pursuant to the provisions hereof, to the performance by the VTTI Parties of their obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. If the Partnership has selected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) VTTI Parties’ Counsel Opinion.

(i) The Partnership shall have requested and caused Watson, Farley & Williams LLP, special Republic of the Marshall Islands counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-1.

(ii) The Partnership shall have requested and caused Latham & Watkins LLP, special U.S. counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, 10b-5 statement and opinion regarding certain tax matters, each dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-2-A, Exhibit C-2-B and Exhibit C-2-C, respectively.

(iii) The Partnership shall have requested and caused Loyens & Loeff N.V., special Netherlands counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-3.

(iv) The Partnership shall have requested and caused Latham & Watkins LLP, special United Kingdom counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-4.

(v) The Partnership shall have requested and caused Rahmat Lim & Partners, special Malaysia counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-5.

(vi) The Partnership shall have requested and caused Loyens & Loeff N.V., special Belgium counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-6.

(vii) The Partnership shall have requested and caused Conyers, Dill & Pearman, special Bermuda counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-7.

(viii) The Partnership shall have requested and caused Stephenson Harwood LLP, special United Arab Emirates counsel to the VTTI Entities, to have furnished to the Representatives its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C-8.

(c) Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate of the Chief Executive Officer (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of the General Partner (or persons holding similar positions, as applicable), dated the Closing Date or the settlement date, as applicable, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the VTTI Parties in this Agreement are true and correct on and as of the Closing Date or the settlement date, as applicable, with the same effect as if made on the Closing Date or the settlement date, as applicable, and each VTTI Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date or the settlement date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the VTTI Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) Certificate of Selling Unitholder. The Selling Unitholder shall have furnished to the Representatives a certificate of an officer of the Selling Unitholder, dated the Closing Date, to the effect that (i) the representations and warranties of the Selling Unitholder in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date and (ii) the Selling Unitholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date.

(f) Accounting Comfort Letters. The Representatives shall have received from Ernst & Young Accountants LLP an initial customary comfort letter dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), containing statements and information, as of a date not more than three Business Days prior to the date of this Agreement, of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, and, the Representatives shall have received customary comfort letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letter furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date.

(g) No Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in Section 6(f) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) NYSE Listing. The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i) Lock-Up Agreements. At the Execution Time, the Partnership shall have furnished to the Representatives a lock-up agreement in the form attached as Exhibit A from each of the parties listed on Schedule III hereto and addressed to the Representatives.

(j) Consummation of Transactions. The VTTI Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the sole judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(k) Other Certificates. The Representatives shall have received from the VTTI Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the VTTI Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the VTTI Parties will reimburse the Underwriters severally through [Citigroup Global Markets Inc.] on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The VTTI Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the VTTI Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in Section 8(b). This Section 8 will be in addition to any liability which the VTTI Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the VTTI Parties, each of the directors and officers of the General Partner who sign the Registration Statement, and each person who controls the VTTI Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the VTTI Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This Section 8 will be in addition to any liability which any Underwriter may otherwise have. The VTTI Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and (ii) under the heading “Underwriting,” the fourth, thirteenth and fourteenth paragraphs, in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding in a form reasonably acceptable to the indemnifying party and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the VTTI Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the VTTI Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the VTTI Parties on the one hand and by the Underwriters on the other from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the VTTI Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the VTTI Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the VTTI Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Selling Unitholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the VTTI Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The VTTI Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the VTTI Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the VTTI Parties, subject in each case to the applicable terms and conditions of this subsection (d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the VTTI Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the VTTI Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the VTTI Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and J.P. Morgan Securities LLC (fax no.: (212) 622-8358), 270 Park Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; or, if sent to the VTTI Parties, will be mailed, delivered or telefaxed to VTTI Energy Partners GP LLC, 25-27 Buckingham Palace Road, London, SW1W 0PP, United Kingdom, Attention: Chief Executive Officer (fax no.: [—]).

13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. Each of the VTTI Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the VTTI Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the VTTI Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the VTTI Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the VTTI Parties on related or other matters). Each of the VTTI Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the VTTI Parties in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the VTTI Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Immunity. Under the laws of their jurisdiction of formation, organization or incorporation, none of the VTTI Parties, their direct or indirect subsidiaries or any of their respective properties has immunity from the jurisdiction of any court or from set-off or any legal proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

19. Judicial Proceedings.

(a) Each of the VTTI Parties hereby irrevocably (i) agrees that any legal suit, action or proceeding against the VTTI Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the VTTI Parties has appointed Watson, Farley & Williams LLP, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The VTTI Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the VTTI Parties shall be deemed, in every respect, effective service of process upon the VTTI Parties.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given. The obligations of the VTTI Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the VTTI Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the VTTI Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London, United Kingdom.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus dated [—], 2014, (ii) the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [         a.m./p.m.] on [—], 2014.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communications” shall mean any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the VTTI Parties and the several Underwriters.

Very truly yours,

VTTI ENERGY PARTNERS LP

By:	VTTI Energy Partners GP LLC,
its general partner

By:
Name:
Title:

VTTI ENERGY PARTNERS GP LLC

By:
Name:
Title:

VTTI MLP PARTNERS B.V.

By:
Name:
Title:

VTTI B.V.

By:
Name:
Title:

VTTI MLP HOLDINGS LTD

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

VTTI MLP B.V.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased

Citigroup Global Markets Inc.	[—]
J.P. Morgan Securities LLC	[—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]
Credit Suisse Securities (USA) LLC	[—]
Deutsche Bank Securities Inc.	[—]
Wells Fargo Securities, LLC	[—]
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	[—]
Mitsubishi UFJ Securities (USA), Inc.	[—]
BNP Paribas Securities Corp.	[—]
HSBC Securities (USA) Inc.	[—]
SG Americas Securities, LLC	[—]
SMBC Nikko Securities America, Inc.	[—]
Credit Agricole Securities (USA) Inc.	[—]
ING Financial Markets LLC	[—]
Total	[—]

I-1

SCHEDULE II

Issuer Free Writing Prospectuses included in the Disclosure Package:

None.

Issuer Free Writing Prospectus not included in the Disclosure Package: [Electronic roadshow as made available on [—]].

II-1

SCHEDULE III

Parties to Lock-Up Agreements

Robert Nijst

Rubel Yilmaz

Sim Seowwah

Henry Huurman

Javed Ahmed

Christopher Paul Bake

Nasarudin Md Idris

Yang Chien Yee

Paulus Govaart

Thomas Leaver

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among VTTI B.V., VTTI MLP Partners B.V., VTTI Energy Partners GP LLC (the “General Partner”), VTTI Energy Partners LP (the “Partnership”), VTTI MLP Holdings Ltd, VTTI Operating B.V. and you, as Representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, offer, sell, contract to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”) other than Common Units disposed of as bona fide gifts approved in advance in writing by each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement).

A-1

If the undersigned is an officer or director of the General Partner, (i) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

FORM OF PRESS RELEASE

VTTI Energy Partners LP

[Date]

VTTI Energy Partners LP (the “Partnership”) announced today that Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, the lead book-running managers in the recent public sale of              common units representing limited partner interests in the Partnership (“Common Units”), are [waiving] [releasing] a lock-up restriction with respect to              Common Units held by [certain officers or directors] [an officer or director] of the Partnership. The [waiver] [release] will take effect on                     , 20    , and the Common Units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

EXHIBIT C-1

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS LLP

C-1-1

EXHIBIT C-2-A

FORM OF OPINION OF LATHAM & WATKINS LLP

C-2-A-1

EXHIBIT C-2-B

FORM OF 10B-5 STATEMENT OF LATHAM & WATKINS LLP

C-2-B-1

EXHIBIT C-2-C

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

C-2-C-1

EXHIBIT C-3

FORM OF OPINION OF LOYENS & LOEFF N.V.

C-3-1

EXHIBIT C-4

FORM OF OPINION OF LATHAM & WATKINS LLP

C-4-1

EXHIBIT C-5

FORM OF OPINION OF RAHMAT LIM & PARTNERS

C-5-1

EXHIBIT C-6

FORM OF OPINION OF LOYENS & LOEFF N.V.

C-6-1

EXHIBIT C-7

FORM OF OPINION OF CONYERS, DILL & PEARMAN

C-8-1

EXHIBIT C-8

FORM OF OPINION OF STEPHENSON HARWOOD LLP

C-8-1